Exhibit 99.1

Baldwin Announces Results for Fiscal 2011

SHELTON, Conn.--(BUSINESS WIRE)--August 23, 2011--Baldwin Technology Company, Inc. (NYSE Amex: BLD), a global leader in process automation technology for the printing industry, today reported its financial results for the Company’s fourth quarter and fiscal year ended June 30, 2011.

Highlights

  Sales for the fourth quarter of fiscal 2011 up 38% to $43.2 million compared to the fourth quarter of the prior year and up 19% compared to fiscal 2011 prior quarter
  Sales for the fiscal year up 16% to $160.9 million compared to prior year
  Strong order flow continues with orders up 29% in the fourth quarter of fiscal 2011 compared to the fourth quarter of the prior year
  Announced restructuring plans completed; $5.0 million in year-over-year cost savings expected in fiscal 2012

Fourth Quarter and Fiscal Year 2011 Financial Results

The Company reported fourth quarter net sales of $43.2 million from continuing operations, an increase of $11.8 million, or 38%, from net sales of $31.4 million for the fourth quarter of the prior year. The graphic arts UV curing business, acquired on June 30, 2010, accounted for $3.5 million of the increase and currency translation had a $3.8 million favorable impact on sales in the quarter.

Net sales from continuing operations for the fiscal year ended June 30, 2011 were $160.9 compared to net sales of $138.6 million for the year ended June 30, 2010, an increase of $22.3 million, or 16%. The acquired graphic arts UV curing business accounted for $17.0 million of the increase and currency translation had a $4.5 million favorable impact on sales in the 2011 fiscal year.

Orders in the fiscal fourth quarter were approximately $42.0 million, an increase of 29% over orders in the fourth quarter of fiscal year 2010. Orders for the year were $169.7 million, an increase of 23% over prior year orders of $137.6 million. Backlog as of June 30, 2011 was $36.6 million compared to $33.9 million a year earlier.

The Company believes that the improved orders trend will continue into fiscal year 2012 as both retrofit equipment sales sold direct to commercial printers and broader distribution of its consumables products are expected to increase. The Company also anticipates that its advanced UV drying technology will afford it additional opportunities for revenue growth in fiscal year 2012, as evidenced by the announcement earlier this month of a first order for $750 thousand to install UV dryers onto two newspaper presses in Australia.

Gross margin decreased to 29.2% compared to 29.8% in the prior year. Margins for the 2011 fiscal year were negatively impacted primarily by a non-cash inventory write-down of $1.0 million in the fiscal fourth quarter. Excluding the impact of the non-cash write-down of inventory, gross margin was flat. The Company’s ongoing margin initiatives, global sourcing, manufacturing in lower cost countries and standardization of components and controls, combined with higher margins from the UV curing business, helped offset the negative impact from lower equipment sales outside of the Americas in the first nine-months of fiscal year 2011. The Company expects that these initiatives, coupled with the expected increases in sales of both equipment and consumables in fiscal year 2012, will contribute to margin growth. Additionally, the Company anticipates 2012 margin expansion of approximately $2 million as a result of year-over-year cost savings from the restructuring actions completed in 2011.

Operating expenses, as a percentage of sales, improved to 31.4% compared to 32.6% in the prior year. Operating expenses, as a percentage of sales, after adjusting for non-routine expenses, as shown in the attached schedule, improved to 30.0% of net sales in fiscal year 2011 compared to 31.5% in the prior year. The Company anticipates that operating expenses, as a percentage of sales, will continue to improve as it leverages higher volume on fixed costs. The Company anticipates approximately $3 million of additional year-over-year cost savings in operating expenses in its fiscal year 2012 from the restructuring actions completed in 2011.

The Company recorded a valuation allowance of approximately $8.0 million in the fiscal fourth quarter against deferred tax assets in Germany, Japan and the U.S. of $1.0 million, $4.5 million and $2.5 million, respectively. The valuation allowance was recorded based on the Company’s assessment of the likelihood that some portion of the deferred tax assets will not be realized.

Net income (loss) from continuing operations for the fourth quarter was $(8.7) million or $(0.55) per diluted share, compared to net income from continuing operations of $0.3 million or $0.02 per diluted share for the comparable quarter in the prior year. Results for the prior fiscal year fourth quarter included a bargain purchase gain of $3.0 million related to the acquisition of the graphic arts UV curing business.

Net income (loss) from continuing operations for fiscal year 2011 was $(12.1) million or $(0.78) per diluted share compared to net income from continuing operations of $3.5 million or $0.23 per diluted share for the prior year. Results for the prior fiscal year included a gain of $9.3 million in connection with a legal settlement and a bargain purchase gain of $3.0 million related to the acquisition of the graphic arts UV curing business.

Adjusted EBITDA, which excludes non-routine expenses, as shown in the attached schedule, was a loss of $0.3 million for the fiscal fourth quarter of 2011 compared to a loss of $1.3 million for the same quarter of 2010. Adjusted EBITDA for fiscal year 2011 was $1.6 million compared to a loss of $0.3 million for the prior year.

Please refer to the schedule following the reported GAAP results which shows a reconciliation of GAAP results to non-GAAP adjusted results, and the notes below explaining management’s reasons for providing certain non-GAAP financial measures.

Credit Facility Amendment

The Company is in the process of refinancing its global debt facility and anticipates concluding a refinancing prior to expiration of its current credit agreement in November 2011.

Recent Press Releases

  Baldwin Secures First Newspaper UV Dryer Order Creating New Growth Opportunities

Additional details, copies of this release and other news are available on the Company’s web site at www.baldwintech.com.

Comments

President and CEO Mark T. Becker said, “As expected, we see strong order flow achieved over the past few quarters now translating to solid revenue growth. The increase in sales in the quarter came primarily from the equipment side of the business, which saw a 40% increase compared to the prior quarter. We are optimistic that Baldwin equipment sales to OEMs are growing due to pent up global market demand for new presses, and sales of retrofit equipment direct to printers are increasing as customers realize strong ROI potential for strategic investments across their presses. Additionally, our consumables products had another solid quarter. We believe that we have significant upside opportunities in consumables as we focus on expanding this product line.”

Becker added, “The restructuring actions taken during fiscal year 2011, as part of our strategic plan to better leverage our global platform and optimize our performance, were substantially completed during the fourth quarter. We expect year-over-year savings of approximately $5.0 million from these restructuring initiatives to carry into fiscal year 2012.”

“When I took over as CEO in October, in addition to driving revenue growth, we implemented wide-sweeping organizational and operational changes to position the Company to return to sustainable profitability. I also recognized that these changes would be costly in the short term. Following a strategic plan to drive value creation, the Company initiated numerous changes including improvements in our global organization structure, supply chain, how we go to market, and broader development of our core equipment technologies that have applications outside of traditional print markets to drive diversification of our sales base. In addition, we further right-sized our Company and completed previously announced restructuring plans by consolidating facilities, reducing headcount, selling our non-core, non-contributing food business and rationalizing products, markets and customers.”

“The transition has been challenging and unfortunately was temporarily side-tracked by an accounting restatement caused by an issue identified in our Japan subsidiary which occurred in fiscal 2010. However, we are excited about prospects for Fiscal 2012, our return to profitability and increasing shareholder value going forward," concluded Becker.

Vice President and CFO Ivan R. Habibe said, “The Company is on path to refinance its global credit facility before maturity in November 2011. During the last quarter we have engaged an investment bank, Bryant Park Capital, to assist us in the refinancing and are making good progress. We have had significant interest from lenders and expect to continue to receive term sheets, which we will be negotiating over the coming weeks.”

Habibe added, “As to the Company’s internal controls, we believe that we have taken the necessary actions to remediate the material weakness that existed at the end of fiscal year ended June 30, 2010 at our operations in Japan.”

Non-GAAP Financial Measures

This release provides GAAP and non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of each of the non-GAAP financial measures contained herein to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financials measures as an indicator of business performance in maintaining and evaluating the Company’s on-going financial results and trends. The Company believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of the Company’s ongoing operations and liquidity and when planning and forecasting future periods. These non-GAAP measures also facilitate management’s internal comparisons to the Company’s historical operating results and liquidity.

Conference Call and Webcast

The Company will host a conference call to discuss its financial results and business outlook today at 11 AM Eastern Time. Call in information is below:

Conference Call Access:
Domestic: (877) 272-4214
International: (706) 679-9611
Passcode: 13460

Rebroadcast Access:
Domestic: (855) 859-2056
International: (404) 537-3406

An archived webcast of the conference call will also be available on the Company’s web site http://www.baldwintech.com or http://www.investorcalendar.com/IC/CEPage.asp?ID=165563

Leading the call will be Baldwin President and CEO Mark T. Becker and Vice President and CFO Ivan R. Habibe.

About Baldwin

Baldwin Technology Company, Inc. is a leading international supplier of process automation equipment and related consumables for the printing and publishing industries. Baldwin offers its customers a broad range of market-leading technologies, products and systems that enhance the quality of printed products and improve the economic and environmental efficiency of printing presses. The Company has operations strategically located in the major print markets and distributes its products via a global sales and service infrastructure. Baldwin’s technology and products include cleaning systems, fluid management and ink control systems, web press protection systems and drying systems and related consumables. For more information, visit http://www.baldwintech.com

A profile for investors can be accessed at www.hawkassociates.com/profile/bld.cfm. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors is available at http://www.hawkassociates.com. To receive free e-mail notification of future releases for Baldwin, sign up at www.hawkassociates.com/about/alert/.

Cautionary Statement

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, gross margins, operating income (loss), EBITDA, asset impairments, expectations concerning the reductions of costs, the level of customer demand and the ability of the Company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to successfully refinance the amended Credit Agreement which matures on November 21, 2011, the severity and length of the current economic downturn, the impact of the economic downturn on the availability of credit for the Company and the Company's customers, the ability of the Company to maintain ongoing compliance with the terms of its amended Credit Agreement, market acceptance of and demand for the Company's products and resulting revenue, the ability of the Company to successfully expand into new territories, the ability of the Company to meet its stated financial and operational objectives, the Company's dependence on its partners (both manufacturing and distribution), and other risks and uncertainties detailed in the Company's periodic filings with the Securities and Exchange Commission. The words "looking forward," "looking ahead, " "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," " likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to update any forward-looking statements contained in this news release.

Baldwin Technology Company, Inc. Condensed Consolidated Balance Sheets (Unaudited, in thousands)

Assets	June 30, 2011	June 30, 2010(1)
Cash and equivalents	$15,814	$15,710
Trade receivables	30,579	24,370
Inventory	20,629	20,237
Prepaid expenses and other	7,195	6,225
Assets of discontinued operations	--	981
Total current assets	74,217	67,523
Property, plant and equipment	4,308	5,369
Intangible assets	30,653	29,460
Other assets	9,944	16,028
Assets of discontinued operations	--	2,475
Total assets	$119,122	$120,855

Liabilities
Loans payable	$4,965	$4,525
Current portion of long-term debt	16,571	389
Other current liabilities	41,959	34,434
Liabilities of discontinued operations	--	853
Total current liabilities	63,495	40,201
Long-term debt	2,677	16,066
Other long-term liabilities	10,259	13,990
Total liabilities	76,431	70,257

Shareholders’ equity	42,691	50,598
Total liabilities and shareholders’ equity	$119,122	$120,855

(1) Certain items from FY2010 have been reclassified to conform to current year presentation.

Baldwin Technology Company, Inc. Condensed Consolidated Statements of Operations (Unaudited, in thousands, except per share data)

	Quarter ended June 30, 2011	Quarter ended June 30, 2010
Net sales	$43,194	$31,404
Cost of goods sold	31,605	22,318
Gross profit	11,589	9,086

Operating expenses	13,406	11,443
Restructuring	244	540

Operating (loss)	(2,061)	(2,897)

Interest expense, net	442	432
Gain on bargain purchase	--	2,960
Other (income) expense, net	(85)	139

Loss from continuing operations before income taxes	(2,418)	(508)

Provision (benefit) for income taxes	6,248	(808)
(Loss) income from continuing operations	(8,666)	300
Income (loss) from discontinued operations, net of tax	(541)	(38)
Net (loss) income	$(9,207)	$262

Basic:
(Loss) income per share from continuing operations	$(0.55)	$0.02
(Loss) income per share from discontinued operations	$(0.04)	$0.00
Net (loss) income per share	$(0.59)	$0.02

Diluted:
(Loss) income per share from continuing operations	$(0.55)	$0.02
(Loss) income per share from discontinued operations	$(0.04)	$0.00
Net (loss) income per share	$(0.59)	$0.02

Weighted average shares outstanding – Basic	15,662	15,477
Weighted average shares outstanding – Diluted	15,662	15,524

Baldwin Technology Company, Inc. Condensed Consolidated Statements of Operations (Unaudited, in thousands, except per share data)

	Year ended June 30, 2011	Year ended June 30, 2010
Net sales	$160,899	$138,599
Cost of goods sold	113,856	97,228
Gross profit	47,043	41,371

Operating expenses	50,466	45,150
Restructuring	2,966	540
Legal settlement gain, net	--	9,266

Operating (loss) income	(6,389)	4,947

Interest expense, net	2,133	3,058
Gain on bargain purchase	--	2,960
Other expense (income), net	112	406
(Loss) income from continuing operations before income taxes	(8,634)	4,443

Provision for income taxes	3,508	937
(Loss) income from continuing operations	(12,142)	3,506
(Loss) income from discontinued operations, net of tax	(2,463)	371
Net (loss) income	$(14,605)	$3,877

Basic:
(Loss) income per share from continuing operations	$(0.78)	$0.23
(Loss) income per share from discontinued operations	$(0.16)	$0.02
Net (loss) income per share	$(0.94)	$0.25

Diluted:
(Loss) income per share from continuing operations	$(0.78)	$0.23
(Loss) income per share from discontinued operations	$(0.16)	$0.02
Net (loss) income per share	$(0.94)	$0.25

Weighted average shares outstanding – Basic	15,619	15,477
Weighted average shares outstanding – Diluted	15,619	15,524

Baldwin Technology Company, Inc. Reconciliation of GAAP Results to Adjusted non-GAAP Results And other non-GAAP financial measures (Unaudited, in thousands)

EBITDA and Adjusted EBITDA Calculation(1)	Quarter Ended June 30, 2011		Quarter Ended June 30, 2010
Net income (loss) from continuing operations	(8,666)		300
Add back:
Provision (benefit) for income taxes	6,248		(808)
Interest, net	442		432
Depreciation and amortization	786		633
EBITDA	(1,190)		557
Adjustments:
Restructuring charges	244		540
Gain on bargain purchase	---		(2,960)
Other non-routine items	597	(a)	583	(b)
Adjusted EBITDA	(349)		(1,280)
(a)	Adjustment primarily represents costs incurred in connection with the Japan investigation
(b)	Adjustment represents acquisition closing costs of $332 and bank amendment fees of $251
EBITDA and Adjusted EBITDA Calculation(1)	Year Ended June 30, 2011		Year Ended June 30, 2010
Net income (loss) from continuing operations	(12,142)		3,506
Add back:
Provision for income taxes	3,508		937
Interest, net	2,133		3,058
Depreciation and amortization	2,730		2,432
EBITDA	(3,771)		9,933
Adjustments:
Restructuring charges	2,966		540
Former CEO and CFO termination charges	1,006		---
Inventory step up	243		---
Legal settlement gain	---		(9,266)
Gain on bargain purchase	---		(2,960)
Other non-routine items	1,190	(a)	1,494	(b)
Adjusted EBITDA	1,634		(259)
(a)	Adjustment primarily represents costs incurred in connection with the Japan investigation, certain consulting fees and other non-routine charges
(b)	Adjustment represents non-routine charges for special investigation costs of $911, acquisition closing costs of $332 and bank amendment fees of $251

Net Debt Calculation (1)	Jun 30, 2011	Jun 30, 2010
Loans payable	$4,965	$4,525
Current portion of long-term debt	16,571	389
Long-term debt	2,677	16,066
Total Debt	24,213	20,890
Cash	15,814	15,710
Net debt	$8,399	$5,270

(1) EBITDA (earnings before interest, taxes, depreciation and amortization) and Net Debt are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Baldwin’s management believes that EBITDA, Net Debt and the other non-GAAP measures listed above provide meaningful supplemental information regarding Baldwin’s current financial performance and prospects for the future. Baldwin believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Baldwin’s ongoing operations and liquidity, and when planning and forecasting future periods. These non-GAAP measures also facilitate management's internal comparisons to Baldwin’s historical operating results and liquidity. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies. Refer also to the section entitled “Non-GAAP Financial Measures” above.

CONTACT:
Baldwin Technology Company, Inc.
Helen P. Oster, 203-402-1004
helen.oster@baldwintech.com